UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                                                                                     April 20, 2011

SOLTERA MINING CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-51841 (Commission File Number)	00-0000000 (I.R.S. Employer Identification No.)
10 Cromwell Place, London, United Kingdom (Address of principal executive offices)		VSW7 2JN (Zip Code)

Registrant’s telephone number, including area code  303 800 5752

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 8.01.	Other Events.

On April 20, 2011, Soltera announced the results of the El Torno eluvial gold sampling program carried out in November 2010.

A press release regarding the results was issued on April 20, 2011.  A copy of this press release is attached as Exhibit 99.1 and hereby incorporated by reference.

The sampling program was designed to test eluvial deposits composed of weathered bedrock that have been worked in the past and processed in a simple gravity processing plant located some 3 kilometres from the sample area.  Samples were split into six size fractions in the ALS laboratory and analysed by a combination of fire assay, cyanide leaching and emission spectroscopy.

Soltera has now received all 392 analyses from the sampling program and the results provide some useful information, but are disappointing from a possible production point of view.  Although around 95% of the 392 analyses showed trace gold, only six contained more than 1 g/t Au (up to 11 g/t) and the rest mainly less than 0.1 g/t Au.  The mean of all the samples (excluding the highest value of 11 g/t) is 0.12 g/t Au.

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The sampling area covered about 40 hectares, including a part of the current Exploitation Licence (30 hectares).   This location contains the thickest development of eluvium in the area, and a major objective was to establish in broad terms the volume of potential feed for the beneficiation plant.  The analytical results show that traces of gold are widespread through both the surface eluvial material and the underlying bedrock, but values over 1 g/t are scarce and erratic.  The values indicate that only very small tonnages of eluvial material in the test area would be suitable feed for the plant; perhaps a few thousand cubic metres.

The results also suggest that the most likely locations for plant feed are within the strong geochemical anomalies that cover several hundred hectares of the Exploration Licence.  Soltera plans to carry out a reconnaissance check on these areas as part of the first stage of exploration for the major bedrock targets.

Soltera also plans to re-focus on the major gold targets which are; a) the large gold-bearing vein systems that cross the licence area and b) the potential open-pit areas outlined by the geochemical surveys.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
99.1	Press release dated April 20, 2011 announcing the results of the El Torno eluvial gold sampling program.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Soltera Mining Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SOLTERA MINING CORP.

Dated: April 20, 2011	By:	/s/ Fabio Montanari
Fabio Montanari – CEO & Director

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Exhibit 99.1

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SOLTERA MINING CORP.

PRESS RELEASE

Results from El Torno eluvial gold sampling programme

Jujuy, Argentina – April 20, 2011- Dr. Fabio Montanari, President and CEO of Soltera Mining Corp. (OTC: SLTA.PK; Frankfurt: SN7) (www.solteramining.com)  wishes to announce the results of the El Torno eluvial gold sampling program carried out in November 2010.

The sampling program was designed to test eluvial deposits composed of weathered bedrock that have been worked in the past and processed in a simple gravity processing plant located some 3 kilometres from the sample area.  Samples were split into six size fractions in the ALS laboratory and analysed by a combination of fire assay, cyanide leaching and emission spectroscopy.

We have now received all 392 analyses from the sampling program and the results provide some useful information, but are disappointing from a possible production point of view.  Although around 95% of the 392 analyses showed trace gold, only six contained more than 1 g/t Au (up to 11 g/t) and the rest mainly less than 0.1 g/t Au.

The sampling area covered about 40 hectares, including a part of the current Exploitation Licence (30 hectares).   This location contains the thickest development of eluvium in the area, and a major objective was to establish in broad terms the volume of potential feed for the beneficiation plant.  The analytical results show that traces of gold are widespread through both the surface eluvial material and the underlying bedrock, but values over 1 g/t are scarce and erratic.  They indicate, in fact, that only very small tonnages of eluvial material in the test area would be suitable feed for the plant, perhaps a few thousand cubic metres.

The results also suggest that the most likely locations for plant feed are within the strong geochemical anomalies that cover several hundred hectares of the Exploration Licence.  Soltera plans to carry out a reconnaissance check on these areas as part of the first stage of exploration for the major bedrock targets.

Soltera also plans to re-focus on the major gold targets which are; a) the large gold-bearing vein systems that cross the licence area and b) the potential open-pit areas outlined by the geochemical surveys.  Both have potential for several million ounces of gold and all indications to date are that a considerable proportion of the gold is free and can be recovered by ethical means.

Background

The El Torno area contains three types of gold deposit; major gold-bearing vein systems, large potential open-pit areas, and relatively small ‘eluvial’ deposits which consist of surface weathered material derived from gold-bearing bedrock.  The sampling aimed to provide information primarily on the eluvial material and, to a lesser extent, on the bedrock that hosts the larger-scale targets.

The eluvial material occurs in broad patches, usually 2 to 3 metres deep, distributed throughout the area.  It is easily worked and, in fact, was extracted from one area by the mineral title owner until three years ago when he ceased operations due to ill health.  The weathered gold-bearing material was dug by back hoe and transported some 3 kilometres to a simple gravity processing plant located just outside the El Torno title area.

Prior to the sampling there was no firm data on the tonnage or grade potential of the eluvial material, but there certainly appeared to be substantial tonnages suitable for processing.  Small gold nuggets were recovered from the gravity plant operation and it seemed highly likely that considerable fine pure gold was lost in the recovery process.

Objectives

The main objectives of the sampling program were, therefore, to:

a)	determine in broad terms the tonnage and gold content of eluvial material available for processing,
b)	determine the amounts of gold in different size fractions of the plant feed in order to find out how much fine gold was being lost and the best methods for its recovery, and
c)	provide information on the rock types underlying the eluvial material as a guide for the major vein and open-pit target exploration.

Sampling programme

Twenty trenches were dug on the exploitation licence area, covering around 40 hectares, and 77 samples sent for preparation and analysis.  Of these, 44 were channel samples of eluvial material taken along the sides of the trenches and 33 were chip samples of the underlying bedrock exposed in the trenches.

The majority of the samples were sieved in the laboratory into six size fractions and the coarser fractions were analysed for gold by cyanidation which should extract all the oxidised gold in the sample and by fire assay which analyses total gold.  The coarsest fractions were also analysed for 32 elements by emission spectroscopy.  The fine fractions were analysed by cyanidation alone.  The main objective was to find out where the gold was concentrated so that the existing beneficiation plant could be improved.

Results

The results provide some useful information, but are disappointing from a possible production point of view.  Although around 95% of the 392 analyses showed trace gold, only six contained more than 1 g/t Au (up to 11 g/t) and the rest mainly less than 0.1 g/t Au.  The mean of all the samples (excluding the highest value of 11 g/t) is 0.12 g/t Au.

The sampling area covered about 40 hectares, including part of the current Exploitation Licence (30 hectares).   This location contains the thickest development of eluvium in the exploitation area, and a major objective was to establish in broad terms the volume of potential feed for the beneficiation plant.  The analytical results show that traces of gold are widespread through both the surface eluvial material and the underlying bedrock, but values over 1 g/t are scarce and erratic.  They indicate, in fact, that only very small tonnages of eluvial material in the test area would be suitable feed for the plant; perhaps a few thousand cubic metres.

However, the results provide some guidelines for locating suitable plant feed.  We know that previous plant feed was taken from relatively close to the gold mineralised vein system within a strong geochemical gold anomaly and that it yielded visible gold in the plant concentrates.  By contrast, the sampled area was outside any main geochemical gold anomaly except in the extreme south-west where Pit 20 showed 4.8 g/t (+180 mesh fraction) in a bedrock sample.  In other words, any potential feed for the plant is likely to be from eluvial deposits located within strong geochemical anomalies.

Eluvium over the main mineralized vein system is often thin, but can be thicker over the main open-pit targets.  We think that a reconnaissance check on the strong geochemical gold anomalies that cover several hundred hectares within the Exploration Licence’s 7,900 hectares is warranted.  This check can be carried out as part of the first phase of exploration work for the major vein and open-pit bedrock targets.

One unconnected, but important point is there is generally good correlation between the fire assay and cyanidation extraction data.  This correlation indicates that the bulk of the gold in the samples analysed was free gold.

Conclusions

From the above, we conclude that there is an insufficient tonnage of suitable plant feed in the current Exploitation Licence area to justify a commercial operation. However, there may be gold-bearing eluvial cover within the many strong geochemical gold anomalies and, although the eluvium is likely to be thin in places, these are worth checking out as part of the first stage of exploration for the major deposits.

We plan, at this stage, to re-focus our efforts on the main El Torno gold targets which are; a) the major gold-bearing vein systems that cross the licence area and b) the potential large-scale open-pit areas outlined by the geochemical surveys.  Both have potential for several million ounces of gold and furthermore all available evidence indicates that some gold is free and can probably be recovered by simple gravitational methods.

This raises the interesting possibility that gold-bearing material excavated during surface exploration testwork from gold-rich zones in the main target areas could be put through the existing plant if the material was first crushed and ground.

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